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                             EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of the 16th day of December, 1998, by and among RETROSPETTIVA, INC., a California corporation (the "Company") and FRANK TRIBBLE ("Tribble").

    WHEREAS, the Company desires to employ Tribble as provided herein; and,

    WHEREAS, Tribble desires to accept such employment,

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EMPLOYMENT. The Company hereby employs Tribble and Tribble hereby accepts employment with the Company as its Vice President - Investor Relations upon the terms and conditions hereinafter set forth.

    2. DUTIES. Tribble will serve the Company as its Vice President - Investor Relations and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within Tribble's area of expertise. Tribble's specific duties shall include those related to (i) all phases of investment banking and investor relations between the Company and the brokerage community and market makers, (ii) enhance the name recognition of the Company, (iii) increase investor/broker and industry awareness of the Company, (iv) further the value of the Company and its securities and (v) such other duties as the Company may reasonably direct. Tribble will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

    3. TERM. This Agreement and Tribble's employment shall commence on December 16, 1998 (the "Effective Date") and shall continue for a term of one
(1) year ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Tribble.

    4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the Effective Date hereof, Tribble will be paid a base salary of One Thousand dollars ($1,000) per month which will increase to Four Thousand Five Hundred dollars ($4,500) per month commencing March 1, 1999, with all base salary payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the board of directors of the Company after a review of Tribble's performance of his duties hereunder.

    5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

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    a.  The death of Tribble;

    b.  The "Total Disability" (as hereinafter defined) of Tribble;

    c. Written notice to Tribble from the Company of termination for "Cause" (as hereinafter defined);

    d.  The voluntary termination of this Agreement by Tribble upon thirty
        (30) days prior written notice;

    e. The later of one (1) year from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with
        Section 3 above; or

    f. Written notice to Tribble from the Company for any reason without "Cause".

    For purposes of Section 5(b), the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve
(12) months duration or more. The determination shall rest upon the opinion of the physician regularly attending Tribble. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Tribble, and Tribble hereby consents to such examination and to waive, if applicable any privilege between the physician and Tribble that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Tribble and the Company.

    For purposes of Section 5(c), "Cause" means (i) Tribble has failed to substantially perform his duties as reasonably determined by the chief executive officer of the Company or the Board of Directors of the Company,
(ii) Tribble engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Tribble has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of the chief executive officer of the Company, or (iv) Tribble breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Tribble's duties to the Company.

    6. STOCK OPTIONS. Specifically subject to Section 6a and 6b below and contingent upon Tribble being employed by the Company, Tribble shall be granted options to purchase a total of 600,000 shares of the Company's common stock exercisable at $2.50 per share (the "Stock Options") pursuant to and to be vested and exercisable in accordance with the terms of the Company's 1996 Stock Option Plan, as amended, and in accordance with the following:

        a. Upon execution of this Agreement, 85,000 Stock Options shall vest and be exercisable immediately (the "Initial Stock Options").

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        b.  Tribble's Stock Options for an additional 515,000 shares of the
            Company's Common Stock shall be granted, vest and shall be exercisable upon the finalization and corporate approval of an amendment to the Company's 1996 Stock Option Plan increasing the number of shares of subject to the plan, except that the additional 515,000 options shall vest at the rate of 42,916 shares for each month that Tribble is employed by the Company for the twelve (12) month period from the March 1, 1999. If Tribble's employment by the Company is terminated for any reason, then all options granted to Tribble shall immediately terminate and not be exercisable upon notice of the termination of Tribble's employment.

    It is acknowledged that the shares of the Company's Common Stock underlying the Initial Stock Option are registered and the Company agrees to register the remaining 515,000 Stock Options and the underlying shares on Form S-8 as soon as reasonably practicable after their grant and upon approval by the Board of Directors.

    7. BENEFITS. Tribble shall not be entitled to receive any benefits provided by the Company to other employees except for benefits specifically agreed to in writing and attached hereto.

    8. EXPENSES. Tribble is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items so long as such expenses are pre-approved in writing. The Company shall reimburse Tribble for all such expenses on the presentation by Tribble of itemized accounts of such expenditures in accordance with guidelines set forth by the Internal Revenue Service.

    9.  NON-COMPETITION AND CONFIDENTIALITY.

        a. The Company and Tribble acknowledge and agree that Tribble's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in completion with the Company, could cause serious harm to the Company. Accordingly, Tribble agrees that during the term of this Agreement and for a period of two (2) years after the termination of his employment by the Company, irrespective of the reason for such termination, Tribble will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit Tribble or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Tribble will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged except for the ownership of less than five percent.

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

             (5%) of the outstanding capital stock of a publicly traded clothing manufacturing and/or marketing company.

         b. For purposes of Section 9, restrictions regarding competition by Tribble shall only apply to competing businesses or entities that operate in the continental United States.

         c.  In the event of the breach of the covenants contained in this
             Section 9, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or entity for injunctive relief in addition to any other relief which the Company many have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

         d. It is hereby agreed that the provisions of this Section 9 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Tribble that the Company has violated or breached this Agreement or any claim that Tribble is entitled to any offset or compensation.

         e. To induce the Company to enter into this Agreement, Tribble represents and warrants to the Company that Section 9 of this Agreement is enforceable by the Company in accordance with its terms.

    10. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

    11. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

    If to the Company:                 Retrospettiva, Inc.
                                       8825 West Olympic Blvd.
                                       Beverly Hills, CA 90211
                                       Attn: Hamid Vaghar

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    If to Tribble:                     Frank Tribble
                                       24828 Wooded Vista
                                       West Hills, CA 91307

Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

    12. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    14. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of California and the State of California shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

    15. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

    16. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

    17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

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

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  THE COMPANY:
                                  RETROSPETTIVA, INC., a California corporation


                                  By: /s/ Borivoje Vukadinovic
                                     ------------------------------------------
                                  boro, Chief Executive Officer



                                  TRIBBLE:


                                  /s/ Frank Tribble
                                  ---------------------------------------------
                                  Frank Tribble















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